SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                             CELERITY SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

|X|    No fee required.
|_|    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)      Title of each class of securities to which transaction applies:

       (2)      Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)      Proposed maximum aggregate value of transaction:

       (5)      Total fee paid:


|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)      Amount Previously Paid:
                                       ------------------------------------
       (2)      Form, Schedule or Registration Statement No.:
                                                              -------------
       (3)      Filing Party:
                              ---------------------------------------------
       (4)      Date Filed:
                            -----------------------------------------------

                             CELERITY SYSTEMS, INC.
                            122 PERIMETER PARK DRIVE
                           KNOXVILLE, TENNESSEE 37922











Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of Celerity Systems, Inc. The annual meeting will be held on Tuesday, April 9, 2002, at the Company's offices located at 122 Perimeter Park Drive, Knoxville, Tennessee 37922, at 10:00 a.m., local time.

         Your vote is important and I urge you to vote your shares by proxy, whether or not you plan to attend the meeting. After you read this proxy statement, please indicate on the proxy card the manner in which you want to have your shares voted. Then date, sign and mail the proxy card in the postage-paid envelope that is provided. If you sign and return your proxy card without indicating your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of the Company's Board of Directors.

         We hope to see you at the meeting.

                                  Sincerely,



                                  Kenneth D. Van Meter
                                  Chief Executive Officer, President and
                                  Chairman of the Board of Directors


March 26, 2002

                             CELERITY SYSTEMS, INC.
                            122 PERIMETER PARK DRIVE
                           KNOXVILLE, TENNESSEE 37922

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 9, 2002

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "ANNUAL MEETING") of Celerity Systems, Inc. (the "COMPANY") will be held on Tuesday, April 9, 2002, at the Company's offices located at 122 Perimeter Park Drive, Knoxville, Tennessee 37922, at 10:00 a.m., local time, for the following purposes, as more fully described in the attached Proxy Statement:

         1. To elect four directors, each until the next annual meeting of the Company's shareholders or until their successors are duly elected and qualified;

         2. To amend the Company's Certificate of Incorporation to effect a one-for-twenty reverse stock split of the Company's issued and outstanding common stock, whereby each twenty shares currently outstanding would thereafter represent a single share of stock;

         3. To amend the Company's Certificate of Incorporation to increase the authorized common stock to 250,000,000 shares after taking into account the one-for-twenty reverse stock split; and

         4. To consider any other matters that may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 19, 2002, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. A complete list of the shareholders entitled to vote at the Annual Meeting will be open for examination by any shareholder during ordinary business hours for a period of ten days prior to the Annual Meeting at the Company's offices located at 122 Perimeter Park Drive, Knoxville, Tennessee 37922.

      YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS.

                                    IMPORTANT

         You are cordially invited to attend the Annual Meeting in person. In order to ensure your representation at the meeting, however, please promptly complete, date, sign and return the enclosed proxy in the accompanying envelope. If you should decide to attend the Annual Meeting and vote your shares in person, you may revoke your proxy at that time.

                                By Order of the Board of Directors,



                                Kenneth D. Van Meter
                                Chief Executive Officer, President and
                                Chairman of the Board of Directors


March 26, 2002

                                TABLE OF CONTENTS

                                                                        PAGE NO.

ABOUT THE MEETING.............................................................4

         WHAT IS THE PURPOSE OF THE ANNUAL MEETING?...........................4

         WHO IS ENTITLED TO VOTE?.............................................4

         WHO CAN ATTEND THE MEETING?..........................................4

         WHAT CONSTITUTES A QUORUM?...........................................5

         HOW DO I VOTE?.......................................................5

         WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?..............5

         CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?...................5

         WHAT ARE THE BOARD'S RECOMMENDATIONS?................................5

         WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?..........................5

STOCK OWNERSHIP...............................................................7

         BENEFICIAL OWNERS....................................................7

         DIRECTORS AND EXECUTIVE OFFICERS....................................10

PROPOSAL 1 - ELECTION OF DIRECTORS...........................................12

         DIRECTORS STANDING FOR ELECTION.....................................12

         RECOMMENDATION OF THE BOARD OF DIRECTORS............................12

         DIRECTORS - PRESENT TERM EXPIRES AT THE ANNUAL MEETING..............12

                  MEETINGS...................................................13

                  COMMITTEES OF THE BOARD OF DIRECTORS.......................13

                  AUDIT COMMITTEE REPORT.....................................13

                  COMPENSATION OF DIRECTORS..................................14

         EXECUTIVE COMPENSATION..............................................14

         SUMMARY COMPENSATION TABLE..........................................14

         EMPLOYMENT AGREEMENT................................................15

         STOCK OPTION PLANS..................................................15

         CERTAIN TRANSACTIONS AND RELATIONSHIPS WITH THE COMPANY.............16

PROPOSAL 2 - APPROVAL OF THE ONE-FOR-TWENTY REVERSE STOCK SPLIT..............19

         RECOMMENDATIONS OF THE BOARD OF DIRECTORS...........................21

PROPOSAL 3- AMENDMENT TO THE CERTIFICATE OF INCORPORATION....................22

         RECOMMENDATION OF THE BOARD OF DIRECTORS............................22

DESCRIPTION OF CAPITAL STOCK.................................................23

OTHER MATTERS................................................................26

INDEPENDENT ACCOUNTANTS......................................................26

ADDITIONAL INFORMATION.......................................................27

                             CELERITY SYSTEMS, INC.
                            122 Perimeter Park Drive
                           Knoxville, Tennessee 37922
                              ---------------------

                                 PROXY STATEMENT
                                  APRIL 9, 2002
                            -------------------------

         This proxy statement contains information related to the annual meeting of shareholders of Celerity Systems, Inc. to be held on Tuesday, April 9, 2002, at the Company's offices located at 122 Perimeter Park Drive, Knoxville,
Tennessee 37922, at 10:00 a.m., local time, and at any postponements or adjournments thereof. The Company is making this proxy solicitation.


                                ABOUT THE MEETING


WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

         At the Company's annual meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors, to amend the Company's Certificate of Incorporation to effect a one-for-twenty reverse stock split of the Company's issued and outstanding common stock, and the approval of an amendment to the Company's Certificate of Incorporation to increase the authorized common stock to 250,000,000 shares after taking into account the one-for-twenty reverse stock split. In addition, the Company's management will report on the performance of the Company during fiscal 2001 and respond to questions from shareholders.


WHO IS ENTITLED TO VOTE?

         Only shareholders of record on the close of business on the record date, March 19, 2002, are entitled to receive notice of the annual meeting and to vote the shares of capital stock that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of capital stock will be entitled to the number of votes set forth in the following table on each matter to be voted upon at the meeting. The holders of common stock vote together as a single class with the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock. The holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock are entitled to the same number of votes they would receive if they had converted their preferred stock (regardless of series) into common stock. See "Description of Securities."

DESCRIPTION OF CAPITAL STOCK     NUMBER OF VOTES                  TOTAL VOTES
Common Stock                     One Vote Per Share               177,334,914
Series B Preferred Stock         400,000 Votes Per Share           38,000,000
Series C Preferred Stock         250,000 Votes Per Share            1,500,000
Series D Preferred Stock         1,000,000 Votes Per Share          5,400,000
Series E Preferred Stock         10,000,000 Votes Per Share       100,000,000
                                                              ----------------
Total Voting Shares                                               322,234,914
--------------------------------------------------------------------------------

WHO CAN ATTEND THE MEETING?

         All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, is limited. Admission to the meeting will be on a first-come, first-serve basis. Registration will begin at 9:30 a.m., and seating will begin at 9:45 a.m. Each shareholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

         Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.


WHAT CONSTITUTES A QUORUM?

         The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of capital stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, the shareholders held a total of 322,234,914 votes. As such, holders of at least 161,117,458 shares (i.e., a majority) must be present at the meeting, in person or by proxy, to obtain a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.


HOW DO I VOTE?

         If you complete and properly sign the accompanying proxy card and return it to the Company, then it will be voted as you direct. If you are a registered shareholder and attend the meeting, then you may deliver your completed proxy card in person or vote by ballot at the meeting. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.


WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

         If you submit a proxy but do not indicate any voting instructions, then your shares will be voted in accordance with the Board's recommendations.


CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

         Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.


WHAT ARE THE BOARD'S RECOMMENDATIONS?

         Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendation of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

         o     FOR the election of the  nominated  slate of directors  (see page
               11);

         o FOR the amendment of the Company's Certificate of Incorporation to effect a one-for-twenty reverse stock split of the Company's issued and outstanding common stock (see page 17); and

         o FOR the amendment of the Company's Certificate of Incorporation to increase the authorized shares of the Company's common stock to 250,000,000 shares after taking into account the one-for-twenty reverse stock split (see page 20).

         With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.


WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

         ELECTION OF DIRECTORS. The affirmative vote of a plurality of the votes cast at the meeting (regardless of the class or series of stock held) is required for the election of directors. This means that the five nominees will be elected if they receive more affirmative votes than any other person. A properly executed proxy marked "Withheld" with respect to the election of any director will not be voted with respect to such director indicated, although it will be counted for purposes of determining whether there is a quorum.

         APPROVE ONE-TO-TWENTY REVERSE STOCK SPLIT. For the amendment of the Company's Certificate of Incorporation to effect a one-for-twenty reverse stock split of the Company's issued and outstanding common stock, the affirmative vote of the holders of a majority of the outstanding shares (regardless of the class or series of stock held) will be required for approval. A properly executed proxy marked "Abstain" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

         INCREASE IN AUTHORIZED SHARES AND OTHER ITEMS. For the amendment of the Company's Certificate of Incorporation to increase the authorized shares of the Company's common stock to 250,000,000 after taking into account the one-for-twenty reverse stock split, the affirmative vote of the holders of a majority of the outstanding shares (regardless of the class or series of stock held) will be required for approval. A properly executed proxy marked "Abstain" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

         If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes," however, will be counted in determining whether there is a quorum.

                                 STOCK OWNERSHIP


BENEFICIAL OWNERS

         COMMON STOCK. As of March 19, 2002, other than the persons identified below, no person owned beneficially more than five percent (5%) of the Company's common stock.

         PREFERRED STOCK. As of March 19, 2002, other than the persons identified below, no person owned beneficially more than five percent (5%) of the Company's Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock.

                                                                              SHARES
                                                                           BENEFICIALLY           PERCENT
  NAME AND ADDRESS                    TITLE OF CLASS                           OWNED            OF CLASS(1)
  ----------------                    --------------                           -----            -----------
DKMT Co.                              Series B Preferred Stock                 15(2)                 15.79%
c/o 122 Perimeter Park Drive
Knoxville, Tennessee 37922

Cornell Capital Partners, LLC         Series B Preferred Stock                  7(3)                  7.37%
521 Fifth Avenue, 17th Floor
New York, New York 10175

Mary Ellen Misiak                     Series B Preferred Stock                  7(3)                  7.37%
122 Perimeter Park Drive
Knoxville, Tennessee 37922

William Murphy                        Series B Preferred Stock                  5(4)                  5.26%
122 Perimeter Park Drive
Knoxville, Tennessee 37922

Gerald Simpson                        Series B Preferred Stock                  5(4)                  5.26%
122 Perimeter Park Drive
Knoxville, Tennessee 37922

Rodney Conard                         Series C Preferred Stock               0.50(5)                  8.33%
74 Northeastern Blvd., 22A            Series D Preferred Stock               0.50(9)                  9.26%
Nashua, New Hampshire  03062

Mike and Vicki Faucher                Series C Preferred Stock                  1(6)                 16.67%
c/o 122 Perimeter Park Drive
Knoxville, Tennessee 37922

David Huntley                         Series C Preferred Stock                  1(6)                 16.67%
c/o 122 Perimeter Park Drive
Knoxville, Tennessee 37922

Debbie Huntley                        Series C Preferred Stock                  1(6)                 16.67%
c/o 122 Perimeter Park Drive
Knoxville, Tennessee 37922

                                       7

                                                                              SHARES
                                                                           BENEFICIALLY           PERCENT
  NAME AND ADDRESS                    TITLE OF CLASS                           OWNED            OF CLASS(1)
  ----------------                    --------------                           -----            -----------

Daniel Jinks                          Series C Preferred Stock               0.50(5)                  8.33%
2 Tomolonis Drive                     Series D Preferred Stock               0.50(9)                  9.26%
Nashua, New Hampshire  03062

Edward Kohn                           Series C Preferred Stock                  1(6)                 16.67%
c/o 122 Perimeter Park Drive
Knoxville, Tennessee 37922

Jordanna Wasilesku                    Series C Preferred Stock                  1(6)                 16.67%
c/o 122 Perimeter Park Drive
Knoxville, Tennessee 37922

Peter G. Davey                        Series D Preferred Stock                  1(7)                 18.52%
4535 19th Street N
Arlington, Virginia  22207

Thomas Frintzilas                     Series D Preferred Stock                  1(7)                 18.52%
2650 Brant Place
Seaford, New York

Christine Newman                      Series D Preferred Stock                  1(7)                 18.52%
1790-20 Front Street
East Meadow, New York  11554

MYOB Investments LLC                  Common Stock                        14,735,294                  8.31%
7800 Cellar Door Dr.
Briston, Massachusetts  20136

Stephen Schaeffer                     Series C Preferred Stock                  1(6)                 16.67%
2642 Forest Avenue                    Series D Preferred Stock               0.40(9)                  7.41%
East Meadown, N.Y.  11554

Mark Angelo                           Series E Preferred Stock              1.25(10)                  7.50%
282 Pembroke Road
Mountainside, New Jersey  07092

Meir Levino                           Series E Preferred Stock              0.75(13)                  7.50%
9 West 57th Street, Suite 1620
New York, New York  10019

David Gonzalez                        Series E Preferred Stock                 1(11)                 10.00%
509 Monroe Street, Apt. 4B
Hoboken, New Jersey  07030

Hamid Fashandi                        Series E Preferred Stock              0.50(12)                  5.00%
9-02 Bush Place
Fair Lawn, New Jersey  07410

-----------------------

(1) Applicable percentage of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock is based on the shares outstanding as of March 19, 2002.

(2)   Convertible into 6,000,000 shares of common stock.

(3)   Convertible into 2,800,000 shares of common stock.

(4)   Convertible into 2,000,000 shares of common stock.

(5)   Convertible into 125,000 shares of common stock.

(6)   Convertible into 250,000 shares of common stock.

(7)   Convertible into 1,000,000 shares of common stock.

(8)   Convertible into 400,000 shares of common stock.

(9)   Convertible into 500,000 shares of common stock.

(10)  Convertible into 12,500,000 shares of common stock.

(11)  Convertible into 10,000,000 shares of common stock.

(12)  Convertible into 5,000,000 shares of common stock.

(13)  Convertible into 7,500,000 shares of common stock.

DIRECTORS AND EXECUTIVE OFFICERS

         The following table shows the amount of capital stock of the Company beneficially owned by the Company's directors, the executive officers named in the Summary Compensation Table below and by all directors and executive officers as a group as of March 19, 2002. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. As of March 19, 2002, the Company had 177,334,914 shares of common stock outstanding, 95 shares of Series B Preferred Stock outstanding (which each share of Series B Preferred Stock is convertible into 400,000 shares of common stock), 6 shares of Series C Preferred Stock outstanding (which each share of Series C Preferred Stock is convertible into 250,000 shares of common stock), 5.4 shares of Series D Preferred Stock outstanding (which each share of Series D Preferred Stock is convertible into 1,000,000 shares of common stock) and 10 shares of Series E Preferred Stock outstanding (which each share of Series E Preferred Stock is convertible into 10,000,000 shares of common stock).

                                                                                SHARES
                                                                             BENEFICIALLY     PERCENT
  NAME AND ADDRESS                       TITLE OF CLASS                         OWNED        OF CLASS(1)
  ----------------                       --------------                        -----        -----------
Kenneth D. Van Meter                     Common Stock                        3,417,049(2)              1.93%
122 Perimeter Park Drive
Knoxville, Tennessee 37922

David Hultquist                          Common Stock                        1,092,812(3)              0.62%
122 Perimeter Park Drive                 Series B Preferred Stock                    2(4)              2.11%
Knoxville, Tennessee 37922               Series D Preferred Stock                   1(10)             18.52%

Ed Kidston                               Common Stock                        2,639,845(5)              1.49%
122 Perimeter Park Drive                 Series B Preferred Stock                 5.34(6)              5.62%
Knoxville, Tennessee 37922               Series E Preferred Stock                   6(11)             60.00%

Fenton Scruggs                           Common Stock                          548,970(7)              0.31%
122 Perimeter Park Drive
Knoxville, Tennessee 37922

All Officers and Directors as a          Common Stock                        7,698,676(8)              4.28%
Group                                    Series B Preferred Stock                 7.34(9)              7.73%
                                         Series D Preferred Stock                   1(10)             18.52%
                                         Series E Preferred Stock                   6(11)             60.00%
-----------------------

(1) Applicable percentage of ownership is based on 177,334,914 shares of common stock outstanding, 95 shares of Series B Preferred Stock, 6 shares of Series C Preferred Stock, 5.4 shares of Series D Preferred Stock and 10 shares of Series E Preferred Stock outstanding as of March 19, 2002, together with securities convertible or exercisable into shares of common stock within 60 days for each shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities that are currently exercisable or exercisable within 60 days of March 19, 2002 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes options and warrants to purchase up to 913,200 and 78,129 shares of common stock, respectively. Excludes 21,032 shares of common stock owned by Mr. Van Meter's adult children as to which he disclaims beneficial ownership.

(3) Includes options and warrants to purchase up to 6,666 and 579,000 shares of common stock, respectively. Excludes 200,000 shares of common stock owned by a trust for the benefit of Mr. Hultquist's children as to which he disclaims beneficial ownership.

(4)   Convertible into 800,000 shares of common stock.

(5) All shares are held indirectly through Kidston Family Companies, a limited liability company in which Mr. Kidston is a managing member, Mr. Kidston's wife or in educational accounts for Mr. Kidston's children. Includes options and warrants to purchase 6,666 and 1,000,000 shares of common stock, respectively.

(6)   Convertible into 2,136,000 shares of common stock.

(7) Includes options and warrants to purchase up to 24,054 and 21,198 shares of common stock, respectively.

(8) Includes options and warrants to purchase up to 950,586 and 1,678,327 shares of common stock, respectively.

(9)   Convertible into 2,936,000 shares of common stock.

(10)  Convertible into 1,000,000 shares of common stock.

(11)  Convertible into 60,000,000 shares of common stock.

                       PROPOSAL 1 - ELECTION OF DIRECTORS


DIRECTORS STANDING FOR ELECTION

         The Board of Directors of the Company consists of 5 seats. There is one vacancy on the Board of Directors that is not expected to be filled at the meeting. The Board of Directors has the right to fill the vacancy at any time, although the Board of Directors has no present plans to fill such vacancy. Each director holds office until the first annual meeting of shareholders following their election or appointment and until their successors have been duly elected and qualified.

         The Board of Directors has nominated Kenneth D. Van Meter, Fenton Scruggs, David Hultquist and Edward Kidston for election as directors. The accompanying proxy will be voted for the election of these nominees, unless authority to vote for one or more nominees is withheld. In the event that any of the nominees is unable or unwilling to serve as a director for any reason (which is not anticipated), the proxy will be voted for the election of any substitute nominee designated by the Board of Directors. The nominees for directors have previously served as members of the Board of Directors of the Company and have consented to serve such term.


                    RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES

DIRECTORS - PRESENT TERM EXPIRES AT THE ANNUAL MEETING

Kenneth D. Van Meter       Mr.  Van  Meter  has been  our  President  and  Chief
Age 55                     Executive  Officer  since  January 20,  1997.  He was
                           elected Chairman of our Board on March 25, 1997. From
                           May 1995 to January 1997, Mr. Van Meter served as Sr.
                           Vice President,  Operations,  for Tele-TV Systems,  a
                           limited  partnership  owned by  Verizon,  NYNEX,  and
                           Pacific  Telesis,  which  was  engaged  in  providing
                           systems, software, and services for its three parents
                           in the interactive  digital services  industry.  From
                           June 1994 to May 1995, Mr. Van Meter was President of
                           Bell Atlantic Video Services  Interactive  Multimedia
                           Platforms,   a   wholly-owned   subsidiary   of  Bell
                           Atlantic. From April 1993 to June 1994, Mr. Van Meter
                           was Vice President of Bell Atlantic  Video  Services.
                           Prior to joining  Bell  Atlantic,  from 1991 to 1993,
                           Mr. Van Meter was Vice President and General  Manager
                           for Thomas Cook Limited,  a travel services  company.
                           From 1989 to 1991,  Mr.  Van  Meter  was  Group  Vice
                           President   for  two   divisions  of  National   Data
                           Corporation.  From  1984 to 1989,  Mr.  Van Meter was
                           Director and General  Manager of two  businesses  for
                           Sprint Corp., United Business  Communications (shared
                           tenant  services),  and the  Meeting  Channel  (2-way
                           digital video teleconferencing).  Mr. Van Meter holds
                           an  MBA  with  highest   honors  in  management   and
                           marketing from the University of Georgia,  and a B.S.
                           with high  honors  in  Chemistry  from West  Virginia
                           University.

Fenton Scruggs             Dr.  Scruggs,  one of our  founders  who  funded  our
Age 64                     initial start-up,  has been a member of the Company's
                           Board of Directors  since the Company's  inception in
                           1993.  Dr. Scruggs is a Board  Certified  Pathologist
                           from Chattanooga,  Tennessee, who has been in private
                           practice  since  1969.   Dr.  Scruggs   received  his
                           undergraduate degree from the University of Virginia in 1959 and his graduate degree from the University of Tennessee in 1962. Dr. Scruggs completed his residency at Memphis Methodist Hospital and was a General Medical Officer in the U.S. Air Force from
                           1963 to 1965.

David Hultquist            Mr.  Hultquist became one of our directors in October
Age 39                     2000.  Mr.  Hultquist  has been  President of Capital
                           Resource  Consultants  since 1999. From 1998 to 1999,
                           Mr.  Hultquist  served  as Chief  Operating  Officer,
                           Chief   Financial   Officer  and  in  certain   other
                           positions   with  the  Lanrick  Group,  a  net  worth
                           advisory firm. From 1995 to 1997, Mr. Hultquist served as Chief Operating Officer and Director of Strategic Telecom Systems. From 1992 to 1995, Mr.
                           Hultquist  served as Controller of Global  Telemedia.
                           From 1986 to 1991, Mr.  Hultquist served as Assistant
                           Controller for Health Care REIT, Inc. Mr. Hultquist holds a BBA in Accounting from the University of Toledo.

Edward Kidston             Mr.  Kidston  graduated  with a BSBA  from  Tri-State
Age 43                     University in 1981. Since graduation, Mr. Kidston has
                           been employed  with Artesian of Pioneer Inc.  serving
                           in numerous capacities.  In 1995, he became President
                           and  Chief   Executive   officer  of  Kidston  Family
                           Companies,  parent to several wholly owned companies,
                           competing  in the business of  Hotel/Motel  ownership
                           and management - municipal, industrial and commercial
                           water  treatment  systems -  industrial  development-
                           residential,   MDU,   and   commercial   real  estate
                           ownership and management, among others.


MEETINGS

         During the Company's fiscal year ending December 31, 2001 ("Fiscal 2001"), the Board of Directors met on 12 occasions, the Audit Committee met on 2 occasions and the Compensation Committee did not meet. Each incumbent director attended at least 75% of the total number of meetings of the Board and Committees on which he served.


COMMITTEES OF THE BOARD OF DIRECTORS

         AUDIT COMMITTEE. David Hultquist and Fenton Scruggs serve as the members of the Audit Committee. Mr. Scruggs was appointed to the Audit Committee on February 12, 2002. The functions of the Audit Committee are primarily to: (1) to provide advice to the Board of Directors in selecting, evaluating or replacing outside auditors, (2) to review the fees charged by the outside auditors for audit and non-audit services (3) to ensure that the outside auditors prepare and deliver annually a Statement as to Independence, (4) to meet with outside auditors to discuss the results of their examination and their evaluation of internal controls and the overall qualify of financial reporting, and (5) to meet with the outside auditors to discuss the scope of the annual audit, to discuss the audited financial statements.

         COMPENSATION COMMITTEE. Fenton Scruggs, David Hultquist and Edward Kidston serve as the members of our Compensation Committee, which is responsible for making recommendations to our Board of Directors regarding compensation arrangements for our officers and for making recommendations to our Board of Directors regarding the adoption of any employee benefit plans and the grant of stock options or other benefits under such plans.


AUDIT COMMITTEE REPORT

         The Audit Committee has reviewed and discussed with its independent auditors the matters required to be discussed by SAS61. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and has discussed with the independent accountant the independent accountant's independence. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the last fiscal year for filing with the SEC. Mr. Scruggs was appointed to the Audit Committee on February 12, 2002.
Accordingly,  the  following  Audit  Committee  Report  is  presented  by  David
Hultquist.

                                         DAVID HULTQUIST

COMPENSATION OF DIRECTORS

         IN 2001, our non-employee directors did not receive compensation for service on the board.

         IN 2000, our non-employee directors received $2,000 per calendar quarter payable in shares of our common stock. In addition, our non-employee directors received options to purchase 5,000 shares of our common stock at the market price of our Common Stock on the last day of each calendar quarter.

         IN 1999, our non-employee directors received $2,500 per calendar quarter payable in shares of our common stock.


EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE. The following table sets forth the annual and long-term compensation for services in all capacities for the fiscal years ended December 31, 2001, 2000, and 1999 paid to Kenneth D. Van Meter, our Chairman of the Board, President, and Chief Executive Officer ("NAMED EXECUTIVE OFFICER"). No other executive officer received compensation exceeding $100,000 during the fiscal year ended December 31, 2001.

SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION                 LONG TERM COMPENSATION
                                   --------------------------------     ------------------------------------------
                                                                        AWARDS
                                                                        RESTRICTED   SECURITIES
                                                                        STOCK        UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR         SALARY        BONUS     AWARD(S)     OPTIONS          COMPENSATION
---------------------------        ----         ------        -----     --------     -------          ------------
Kenneth D. Van Meter               2001      $254,286(1)        --          --           --             $5,438(4)
Chairman of the Board,             2000      $278,760(2)        --          --           --                    --
Chief Executive Officer, and       1999      $170,100(3)        --          --           --                    --
President

-------------------------

(1)      Includes $68,906 voluntarily deferred in 2001.

(2) Includes $13,125 voluntarily deferred in 2000 and $96,185 paid in common shares of the Company.

(3)      Includes $155,925 voluntarily deferred in 1999.

(4)      This represents a Company contribution to Mr. Van Meter's Simple IRA.


         No options were granted to the Named Executive Officer during the fiscal years ended December 31, 2000. In November 2001, the Named Executive Officer received options to purchase 2,000,000 shares of common stock at an exercise price of $0.075 per share.

         The following table sets forth certain information concerning the number and value of securities underlying exercisable and unexercisable stock options as of the fiscal year ended December 31, 2001 by the Named Executive Officer.

                          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES
                              NUMBER OF                     UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                              SHARES                        OPTIONS AT                    IN-THE-MONEY OPTIONS AT
                              ACQUIRED ON      VALUE        DECEMBER 31, 2001             DECEMBER 31, 2001(1)
NAME                          EXERCISE         REALIZED     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
----                          --------         --------     -------------------------     -------------------------
Kenneth D. Van Meter                --             --         913,200       1,500,000          -0-            -0-

----------------

(1) Amount reflects the market value of the underlying shares of Common Stock at the closing price reported on the Over-the-Counter Bulletin Board on December 31, 2001 ($0.024 per share), less the exercise price of each option.


EMPLOYMENT AGREEMENT

         KENNETH VAN METER. On December 12, 2001, Mr. Van Meter entered into a three-year employment agreement. After the initial three-year term, the agreement will automatically renew for successive one-year terms unless either party notifies the other at least six months prior to the start of any successive term of its intent not to renew the agreement. The agreement provides for an annual base salary of $236,250. The agreement provides for the annual review of Mr. Van Meter's salary. Pursuant to the agreement, Mr. Van Meter is eligible for a bonus at the discretion of the board. The agreement further provides that Mr. Van Meter may terminate the agreement for good reason and, in such event, Mr. Van Meter would be entitled to his compensation for the duration of the term, including base salary, bonuses and benefits. The agreement defines good reason as a material breach of the agreement, limiting Mr. Van Meter's employment, selling substantially all of the Company's assets (unless the agreement is proposed to be honored by the Company or the acquirer) or upon bankruptcy or any similar adjudication.


STOCK OPTION PLANS

        On August 10, 1995, the Board of Directors and stockholders adopted our 1995 Stock Option Plan (the "1995 Plan"). The 1995 Plan provides for the grant of options to purchase up to 178,929 shares of Common Stock to our employees and officers. In August 1997, our Board of Directors and the stockholders adopted our 1997 Stock Option Plan. The 1997 Plan provides for the grant of options to purchase up to 200,000 shares of Common Stock to our employees, directors, and officers. In November 2001, our Board of Directors adopted our 2001 Stock Option Plan. The 2001 Plan provides for the grant of options to purchase up to 10,000,000 shares of common stock to our employees, directors and officers. Options granted under the Plans may be either "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options.

         The Plans are administered by our Board of Directors which serves as the stock option committee and which determines, among other things, those individuals who receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock issuable upon the exercise of each option, and the option exercise price.

         The exercise price per share of Common Stock subject to an incentive stock option may not be less than the fair market value per share of Common Stock on the date the option is granted. The per share exercise price of the Common Stock subject to a non-qualified option may be established by the Board of Directors, but may not be less than 85% of the fair market value of the Common Stock on the date of the grant. The aggregate fair market value (determined as of the date the option is granted) of Common Stock for which any person may be granted incentive stock options which first become exercisable in any calendar year may not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to such person, more than 10% of the total combined voting power of all classes of capital stock of the Company (a "10% STOCKHOLDER") shall be eligible to receive any incentive stock options under the Plan unless the exercise price is at least 110% of the fair market value of the shares of Common Stock subject to the option, determined on the date of grant.

         No stock option may be transferred by an optionee other than by will or the laws of descent and distribution and, during the lifetime of an optionee, the option will be exercisable only by the optionee or a representative of such optionee. In the event of termination of employment other than by death or disability, the optionee will have no more than three months after such termination during which the optionee shall be entitled to exercise the option, unless otherwise determined by the stock option committee. Upon termination of employment of an optionee by reason of death, such optionee's options remain exercisable for one year thereafter to the extent such options were exercisable on the date of such termination. Under the 1997 Plan, upon termination of employment of an optionee by reason of total disability (as defined in the 1997
Plan) such optionee's options remain exercisable for one year thereafter.

         Options under the 1995 Plan must be issued within 10 years from August 10, 1995, the effective date of the 1995 Plan. Options under the 2001 Plan must be issued within 10 years form Novemer 7, 2001, the effective date of the 2001 Plan. Incentive stock options granted under the Plans cannot be exercised more than 10 years from the date of grant. Incentive stock options issued to a 10% Stockholder are limited to five-year terms. Payment of the exercise price for options granted under the Plans may be made in cash or, if approved by our Board of Directors, by delivery to us of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods. Therefore, an optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of such optionee's stock options with no additional investment other than the purchase of the original shares.

         Any  unexercised   options  that  expire  or  that  terminate  upon  an
employee's ceasing to be employed by us become available again for issuance under the Plan from which they were granted.

         On November 25, 1998, our Board of Directors approved a resolution that permitted us to reprice all outstanding options to purchase Common Stock which were held by employees as of December 1, 1998, to a price equal to the closing of our Common Stock reported on the Nasdaq SmallCap Market on December 1, 1998. Such closing price on December 1, 1998 was $.688 per share.


CERTAIN TRANSACTIONS AND RELATIONSHIPS WITH THE COMPANY

         On March 19, 2002, Ed Kidston, a member of Celerity's Board of Directors, purchased 6 shares of Series E Preferred Stock. Mr. Kidston paid $10,000 per share or an aggregate amount of $60,000. These shares had a value of $60,000 on the date of issuance. The Series E Preferred Stock provides for preferential dividends at an annual rate of 8%. The preferred stock is convertible into shares of common stock at a conversion price equal to $0.001 per share, subject to availability, at any time during the two years following execution of the subscription agreements. Should there be an insufficient number of shares of common stock available at the time the preferred stock is offered for conversion, the conversion period shall be extended by the number of days between the conversion date and the date common shares become available. Two years from the original issuance date, and subject to applicable law, Celerity shall offer to redeem such preferred shares then outstanding at a price equal to the original issuance price plus accrued dividends.

         On March 5, 2001, we entered into a National Distributor Agreement for the education market with Kidston Communications, a company controlled by Edward Kidston, a director of Celerity. Pursuant to the terms of this Agreement, Kidston Communications is the exclusive national distributor in the education market in the United States. The term of the Agreement is through December 31, 2003 and will automatically renew for additional three-year periods unless one party notifies the other of its intent not to renew at least 30 days prior to the end of the then current term. The Agreement provides that Kidston Communications may purchase products from our Company at a five percent discount to list price, provided that the price is not higher than the price paid by other customers for like quantities of similar products and with similar terms and conditions. If Kidston Communications exceeds its sales targets by at least thirty percent, then it will receive an additional 5% discount to the list price. Sales targets will be established annually by the parties by December 15 of the preceding year. During 2001, we had sales of $87,800 to Kidston Communications.

         During 2001, Celerity received $54,000 in short-term financing from an individual who is a member of the Board of Directors. In connection with these notes, the individual received warrants to purchase 54,000 shares of common at $0.20 per share. These warrants were charged to operations as interest expense. The value of the warrants, $5,375, was determined using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 4.00% or 7.00%, expected dividends of zero, volatility range of 207.57% and 213.81% and expected lives of up to two years. These warrants expire between February and September 2003.

         Several persons affiliated with us have permitted us to defer paying them certain amounts we owe to them. Mr. Van Meter has permitted the deferral of compensation payments, $70,875 in 1998, $204,515 in 1999, $18,750 in 2000 and
$68,906 in 2001. In addition, Celerity issued 5 shares of Series B Preferred Stock to Mr. Van Meter in lieu of payment for payroll and accounts payable. These shares had a value of $50,000 on the date of issuance.

         In the second quarter of 2000, we consummated a private placement of Common Stock and warrants to purchase Common Stock (the "Spring 2000 Placement") in exchange for which we canceled some of our outstanding debt, including Royalty Notes, and deferred payments of monies owed by some of our creditors, including some of our current and former officers, directors and employees. All investors in the private offering received shares of our Common Stock with an aggregate value equal to the amount of debt canceled (calculated at the average closing bid price of our Common Stock on the OTC bulletin board for the five trading days prior to our acceptance of the respective subscription agreement less twenty percent) plus warrants to purchase Common Stock at the rate of one share for each five dollars of debt canceled. Investors in the spring 2000 Placement included Mr. Van Meter ($390,647); and Dr. Scruggs ($109,991).

         In conjunction with a loan to a third party in mid-1999, Dr. Fenton Scruggs transferred approximately 278,000 tradeable shares of Common Stock into an escrow account for our benefit, the loan was repaid on December 1, 1999; Dr. Scruggs' shares were subsequently released from escrow. Dr. Scruggs was issued 55,583 shares of Common Stock (20% of the number of shares he placed into escrow) in January 2000 for the use of such shares.

         In December 1999, David Hultquist, who subsequently became a director of the Company in October 2000, purchased 400,000 shares of Common Stock at the then current market price. We previously registered 400,000 of such shares. We also entered into a loan arrangement with Mr. Hultquist. Such arrangement provides that in connection with loans made thereunder, we issued him a warrant to purchase up to 200,000 shares of Common Stock at the then current market price. At December 31, 2001, there were warrants to purchase 179,000 shares of common stock outstanding.

         We also entered into a consulting agreement with Mr. Hultquist for his services payable in shares of Common Stock (calculated monthly at a price equal to the average for the most recent five trading days less 20%), plus the issuance of one share of Common Stock per each dollar of fees. We have recorded a $40,000 expense.

         Several persons affiliated with us have made cash loans to the Company. Mr. Van Meter loaned us an aggregate of $550,000 during 1998 and aggregate of $17,219 during 1999 and made no loans to us during 2000 or 2001. Dr. Scruggs loaned the Company $100,000 in 1998. Mr. Hultquist, a member of our Board of Directors, loaned us $70,000 in the first quarter of 2000 (which was repaid in cash) and $125,000 in the second quarter of 2000 which remains outstanding.

         Except for the loans from Mr. Hultquist and approximately $147,000 of compensation owed to former employees, none of the amounts owed described in this section remain outstanding due to such persons' investments in the transactions described in the following section.

         In October 1998, we consummated a private placement (the "1998 ROYALTY PLACEMENT") of $450,000, aggregate principal amount, 7% Notes due 1999 and 2001 ("ROYALTY NOTES") in which subscribers were also entitled to received royalties of $0.50 for each $100,000 invested (pro rated for lesser investments) for each set top box sold over a period of five years or the total notes placed. Each of Messrs. Van Meter and Smith and Dr. Scruggs, purchased Royalty Notes by the cancellation of our indebtedness or canceling our obligation to pay them money, the payment of which was then being deferred. The amounts of Royalty Notes purchased were $50,000, $25,000 and $100,000 for Van Meter, Smith and Scruggs respectively. William Chambers, then an officer of the Company, purchased a Royalty Note in the Royalty Private Placement for $50,000.

         We believe that each of the above referenced transactions was made on terms no less favorable to us than could have been obtained from and unaffiliated third party. Furthermore, any future transactions or loans between the Company and officers, directors, principal stockholders or affiliates, and any forgiveness of such loans, will be on terms no less favorable to us than could be obtained from an unaffiliated third party, and will be approved by a majority of our directors, including a majority of our independent and disinterested directors who have access at our expense to our legal counsel.

         PROPOSAL 2 - APPROVAL OF THE ONE-FOR-TWENTY REVERSE STOCK SPLIT

         Our Company's Board of Directors propose an amendment to our Company's Certificate of Incorporation to effectuate a one-for-twenty reverse stock split of the Company's issed and outstanding common stock and reduce the authorized number of shares of common stock from 250,000,000 shares to 12,500,000 shares.

         Reasons for the Proposed Reverse Stock Split. The principal purpose of the proposed amendment is to reduce the number of shares of common stock outstanding. The Board of Directors believes that the total number of shares currently outstanding is disproportionately large. Our Board of Directors believes that per share market prices of a common stock can affect its acceptability by portions of the financial community and the investing public. The number of shares of a stock outstanding should not, by itself, affect its marketability, the type of investor who acquires it or the Company's reputation in the financial community. However, certain types of investors look upon lower priced stocks as possibly speculative in nature and, as a matter of policy, avoid investment in such stocks. Marketability of lower-priced shares can also be adversely affected by the reluctance of many leading brokerage firms to recommend these stocks to their clients.

         The reverse stock split is intended to reduce the outstanding shares to a number the Board of Directors believes appropriate for the Company. In addition, while we cannot assure you that the price of the common stock after the reverse split will actually increase in an amount proportionate to the decrease in the number of outstanding shares, the proposed reverse stock split is intended to result in a price level for the common stock that will maintain and enhance investor interest.

         PRINCIPAL EFFECTS. The principal effects of the proposed reverse stock split would be the following:

         As of March 19, 2002, 177,334,914 shares of common stock were issued and outstanding and 72,665,086 shares were unissued. In addition, the Company previously issued options, warrants, convertible debentures, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock which, if exercised or converted into shares of common stock, would require the Company to issue an additional 767,282,776 shares of common stock. If the reverse stock split is approved, then the authorized and outstanding common stock would be adjusted on a one-for-twenty basis. As a result, the authorized common stock would be reduced form 250,000,000 shares to 12,500,000 shares and the outstanding common stock would be reduced from 177,334,914 shares to 8,866,746 shares. In addition, all options, warrants, convertible debentures and preferred stock would be adjusted on a one-for-twenty basis, such that the number of shares of common stock to be issued upon conversion or exercise of these securities would be reduced from 767,282,776 shares to 38,364,139 shares. The proposed reverse stock split would not affect the proportionate equity interest in the Company of any holder of common stock, except as a result of rounding up any fractional shares into one share. The proposed reverse stock split will not affect the registration of the common stock under the Securities Exchange Act of 1934 or the listing of the common stock on the Over the Counter Bulletin Board.

         There are certain advantages and disadvantages of voting for a reverse stock split. The advantages include:

         o Our Board of Directors believes that per share market prices of a common stock can affect its acceptability by portions of the financial community and the investing public. The number of shares of a stock outstanding should not, by itself, affect its marketability, the type of investor who acquires it or the Company's reputation in the financial community. However, certain types of investors look upon lower priced stocks as possibly speculative in nature and, as a matter of policy, avoid investment in such stocks. Marketability of lower-priced shares can also be adversely affected by the reluctance of many leading brokerage firms to recommend these stocks to their clients.

         o The reverse stock split is intended to reduce the outstanding shares to a number the Board of Directors believes appropriate for the Company. In addition, while we cannot assure you that the price of the common stock after the reverse split will actually increase in an amount proportionate to the decrease in the number of outstanding shares, the proposed reverse stock split is intended to result in a price level for the common stock that will maintain and enhance investor interest.

         The disadvantages include:

         o Theoretically, the overall value of the Company will not change as a result of the reverse stock split so that reducing the number of shares outstanding by a factor of twenty would increase the per-share price by a value of twenty. There is no mathematical certainty as to the increase in the price per share that might be expected as a result of the reverse stock split, and there can be no assurance that the per-share price will increase proportionately to the reverse stock split. If the per-share price increases by a factor less than the one-for-twenty reverse stock split, then the overall market capitalization of the Company (its total market value) will be reduced.

         o The reverse stock split will reduce our outstanding common stock to approximately 8,866,746 shares. This reduced number of shares could result in decreased liquidity in the trading market and potential mismatches between supply and demand in the market for the common stock at any given time, which could result in changes in the trading price unrelated to the activities or prospects of the Company.

         The reverse stock split may leave certain stockholders with one or more "odd lots" of the Company's common stock, i.e., stock in amounts of less than 100 shares. These shares may be more difficult to sell, or require a greater commission per share to sell, than shares in even multiples of 100.

         The following table illustrates the principal effects of the proposed reverse stock split discussed in the preceding paragraphs:

NUMBER OF SHARES                                                                             AFTER INCREASE IN
OF COMMON STOCK                       PRIOR TO REVERSE SPLIT      AFTER REVERSE SPLIT           AUTHORIZED
---------------                       ----------------------      -------------------           ----------
Authorized                                  250,000,000               12,500,000                250,000,000
  Outstanding                               177,334,914                8,866,746                  8,866,746
  Convertible or Exercisable                767,282,776               38,364,139                 38,364,139
  Securities
Total Fully-Diluted                         944,617,690               47,230,885                 47,230,885

         Assuming the proposed amendment to the Certificate affecting the reverse stock split and reducing the authorized number of shares of common stock is approved, a Certificate of Amendment amending the Certificate is expected to be filed with the Secretary of State of the State of Delaware. The amendment and the proposed reverse stock split would become effective upon the date of filing. We expect to file the Certificate of Amendment as promptly as possible after approval at the meeting.

         EXCHANGE OF STOCK CERTIFICATES. As soon as possible after approval is obtained, holders of common stock will be notified and requested to surrender their present common stock certificates for new certificates representing the number of whole shares of common stock after the reverse split. Until so surrendered, each current certificate representing shares of common stock will be deemed for all corporate purposes after approval is obtained, to evidence ownership of common stock in the appropriately reduced whole number of shares. Any fractional shares will be rounded up to a whole share.

         CHANGES IN STOCKHOLDERS' EQUITY. The reverse stock split will reduce the Company's stated capital, which consists of the par value per share of common stock, multiplied by the number of shares of common stock issued, will be reduced by approximately $93,851 to approximately $4,940. Consequently, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to the Company upon our issuance of all currently outstanding common stock, will be increased by approximately $93,851 to $33,012,588.

         FEDERAL INCOME TAX CONSEQUENCES. The following is a general discussion of certain federal income tax consequences of the proposed reverse split of the Company common stock, and is not intended to be applicable to all categories of investors, some of which such as dealers in securities, banks, insurance companies, tax-exempt organizations and foreign persons, may be subject to special rules. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), and administrative and judicial interpretations as of the date hereof, all of which are subject to change. Holders of Common Stock are advised to consult their own tax advisors regarding the federal, state, local and foreign tax consequences of the proposed reverse stock split.

         The proposed reverse stock split is intended to be a tax-free recapitalization for the Company and its stockholders. The new shares of common stock in the hands of a stockholder will have an aggregate basis for computing gains or loss equal to the aggregate basis of shares of common stock held by that stockholder immediately prior to the proposed reverse stock split.

         A stockholder's holding period for the new shares of common stock will be the same as the holding period for the shares of common stock exchanged therefor.


                    RECOMMENDATIONS OF THE BOARD OF DIRECTORS

         OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF AN AMENDMENT TO OUR COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-TWENTY REVENUE STOCK SPLIT.

            PROPOSAL 3- AMENDMENT TO THE CERTIFICATE OF INCORPORATION

         Our Company's Board of Directors proposes an amendment to our Company's Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share to 250,000,000 shares. This amendment is dependent on our Company receiving approval on the one-for-twenty reverse stock split. If such approval is received, then our Company's authorized capital stock will be reduced to 12,500,000 shares. Proposal 3, if approved, will then increase the authorized common stock to 250,000,000 shares.

         There are certain advantages and disadvantages of voting for an increase in the Company's authorized common stock. The advantages include:

         o     The ability to raise capital by issuing capital stock.

         o The ability to fulfill our Company's obligations by having capital stock available upon the exercise or conversion of outstanding options, warrants, convertible debentures and preferred stock.

         The disadvantages include:

         o Dilution to the existing shareholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline.

         If the amendment to our Company's Certificate of Incorporation is adopted, a Certificate of Amendment to the Certificate of Incorporation of Celerity Systems, Inc. shall be filed with the Delaware Secretary of State so that the first sentence of Article FOURTH of the Certificate of Incorporation shall be as follows:

           "The total number of shares of capital stock that the Corporation has authority to issue is (i) two hundred fifty million (250,000,000) shares of common stock with a par value of $0.001 per share ("Common Stock"); and (ii) three million (3,000,000) shares of Preferred Stock with a par value of $0.01 per share (the "Designated Preferred Stock")."

         The Company's Board of Directors believes that it is desirable to have additional authorized shares of common stock available for possible future financings, possible future acquisition transactions and other general corporate purposes. Having such additional authorizes shares of common stock available for issuance in the future would give our Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders' meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the value of our Company to our shareholders.


                    RECOMMENDATION OF THE BOARD OF DIRECTORS

         OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF AN AMENDMENT TO OUR COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE, FROM 12,500,000 TO 250,000,000 SHARES.

                          DESCRIPTION OF CAPITAL STOCK

         AUTHORIZED CAPITAL STOCK. The authorized capital stock of our Company consists of 250,000,000 of common stock and 3,000,000 shares of preferred stock.

         COMMON STOCK. Each holder of common stock is entitled to one vote for each share held on all matters submitted to a vote by the Company's shareholders. The holders of common stock vote together as a single class with the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock. As of March 19, 2002, the Company had 177,334,914 shares of common stock outstanding.

         PREFERRED STOCK. The Company is authorized to issue up to 3,000,000 shares of preferred stock in one or more series, with the rights, powers and preferences to be designated from time to time by the Company's Board of Directors. The Company's Board of Directors has designated three series of preferred stock, Series B, Series C and Series D. The designations of the preferred stock are described below.

                  SERIES B PREFERRED STOCK. The Company's Board of Directors has authorized the issuance of 100 shares of Series B Preferred Stock. As of March 19, 2002, there were 95 shares outstanding. The designations of the Series B Preferred Stock is as follows:

                           DIVIDENDS.  The holders of Series B  Preferred  Stock
are entitled to receive in each fiscal year preferential dividends in cash at a rate of 8% per year when and as declared by the Company's Board of Directors. The holders are also entitled to participate in any dividends declared on shares of the Company's common stock.

                           LIQUIDATION.  Upon a liquidation of the Company,  the
holders of each share of Series B Preferred Stock are entitled to receive, prior to any distribution to any holders of common stock or any junior preferred stock, an amount equal to the greater of (a) $10,000 per share (as adjusted for certain events), plus any accrued but unpaid dividends or (b) the amount such holder would be entitled to receive in such liquidation if the Series B Preferred Stock had been converted into common stock.

                           REDEMPTION. On the second anniversary of the issuance
of the Series B Preferred Stock, the Company is obligated to redeem the Series B Preferred Stock (to the extent of funds legally available for such purpose) from the holders thereof. The redemption price is equal to $10,000 per share (as adjusted for certain events), plus any accrued but unpaid dividends.

                           VOTING.  The holders of the Series B Preferred  Stock
are entitled to vote as a single class with the holders of common stock on an as-converted basis. As such, the holders of the Series B Preferred Stock are entitled to 38,000,000 votes at the annual meeting.

                           CONVERSION.  At the holder's  option,  the holders of
the Series B Preferred Stock may convert their shares of Series B Preferred Stock into common stock at a conversion rate of $0.025 per share (as adjusted for certain events). Upon conversion, all accrued but unpaid dividends will be forfeited. To the extent that there is an insufficient number of shares of common stock available, which has been the case since the Series B Preferred Stock was issued, then the conversion period will be extended by the number of days such shares of common stock were unavailable. As of March 19, 2002, the Company had 95 shares of Series B Preferred Stock outstanding, which are convertible into 38,000,000 shares of common stock.

                  SERIES C PREFERRED STOCK. The Company's Board of Directors has authorized the issuance of 100 shares of Series C Preferred Stock. As of March 19, 2002, there were 6 shares outstanding. The designations of the Series C Preferred Stock is as follows:

                           DIVIDENDS.  The holders of Series C  Preferred  Stock
are entitled to receive in each fiscal year preferential dividends in cash at a rate of 8% per year when and as declared by the Company's Board of Directors.

The holders are also entitled to participate in any dividends declared on shares of the Company's common stock.

                           LIQUIDATION.  Upon a liquidation of the Company,  the
holders of each share of Series C Preferred Stock are entitled to receive, prior to any distribution to any holders of common stock or any junior preferred stock, an amount equal to the greater of (a) $10,000 per share (as adjusted for certain events), plus any accrued but unpaid dividends or (b) the amount such holder would be entitled to receive in such liquidation if the Series C Preferred Stock had been converted into common stock.

                           REDEMPTION. On the second anniversary of the issuance
of the Series C Preferred Stock, the Company is obligated to redeem the Series C Preferred Stock (to the extent of funds legally available for such purpose) from the holders thereof. The redemption price is equal to $10,000 per share (as adjusted for certain events), plus any accrued but unpaid dividends.

                           VOTING.  The holders of the Series C Preferred  Stock
are entitled to vote as a single class with the holders of common stock on an as-converted basis. As such, the holders of the Series C Preferred Stock are entitled to 1,500,000 votes at the annual meeting.

                           CONVERSION.  At the holder's  option,  the holders of
the Series C Preferred Stock may convert their shares of Series C Preferred Stock into common stock at a conversion rate of $0.04 per share (as adjusted for certain events). Upon conversion, all accrued but unpaid dividends will be forfeited. To the extent that there is an insufficient number of shares of common stock available, which has been the case since the Series C Preferred Stock was issued, then the conversion period will be extended by the number of days such shares of common stock were unavailable. As of March 19, 2002, the Company had 6 shares of Series C Preferred Stock outstanding, which are convertible into 1,500,000 shares of common stock.

                  SERIES D PREFERRED STOCK. The Company's Board of Directors has authorized the issuance of 100 shares of Series D Preferred Stock. As of March 19, 2002, there were 5.40 shares outstanding. The designations of the Series D Preferred Stock is as follows:

                           DIVIDENDS.  The holders of Series D  Preferred  Stock
are entitled to receive in each fiscal year preferential dividends in cash at a rate of 8% per year when and as declared by the Company's Board of Directors. The holders are also entitled to participate in any dividends declared on shares of the Company's common stock.

                           LIQUIDATION.  Upon a liquidation of the Company,  the
holders of each share of Series D Preferred Stock are entitled to receive, prior to any distribution to any holders of common stock or any junior preferred stock, an amount equal to the greater of (a) $10,000 per share (as adjusted for certain events), plus any accrued but unpaid dividends or (b) the amount such holder would be entitled to receive in such liquidation if the Series D Preferred Stock had been converted into common stock.

                           REDEMPTION. On the second anniversary of the issuance
of the Series D Preferred Stock, the Company is obligated to redeem the Series D Preferred Stock (to the extent of funds legally available for such purpose) from the holders thereof. The redemption price is equal to $10,000 per share (as adjusted for certain events), plus any accrued but unpaid dividends.

                           VOTING.  The holders of the Series D Preferred  Stock
are entitled to vote as a single class with the holders of common stock on an as-converted basis. As such, the holders of the Series D Preferred Stock are entitled to 5,400,000 votes at the annual meeting.

                           CONVERSION.  At the holder's  option,  the holders of
the Series D Preferred Stock may convert their shares of Series D Preferred Stock into common stock at a conversion rate of $0.01 per share (as adjusted for certain events). Upon conversion, all accrued but unpaid dividends will be forfeited. To the extent that there is an insufficient number of shares of common stock available, which has been the case since the Series D Preferred Stock was issued, then the conversion period will be extended by the number of days such shares of common stock were unavailable. As of March 19, 2002, the

Company had 5.40 shares of Series D Preferred Stock outstanding, which are convertible into 5,400,000 shares of common stock.

                  SERIES E PREFERRED STOCK. The Company's Board of Directors has authorized the issuance of 100 shares of Series E Preferred Stock. As of March 19, 2002, there were10 shares outstanding. The designations of the Series E Preferred Stock is as follows:

                           DIVIDENDS.  The holders of Series E  Preferred  Stock
are entitled to receive in each fiscal year preferential dividends in cash at a rate of 8% per year when and as declared by the Company's Board of Directors. The holders are also entitled to participate in any dividends declared on shares of the Company's common stock.

                           LIQUIDATION.  Upon a liquidation of the Company,  the
holders of each share of Series E Preferred Stock are entitled to receive, prior to any distribution to any holders of common stock or any junior preferred stock, an amount equal to the greater of (a) $10,000 per share (as adjusted for certain events), plus any accrued but unpaid dividends or (b) the amount such holder would be entitled to receive in such liquidation if the Series E Preferred Stock had been converted into common stock.

                           REDEMPTION. On the second anniversary of the issuance
of the Series E Preferred Stock, the Company is obligated to redeem the Series E Preferred Stock (to the extent of funds legally available for such purpose) from the holders thereof. The redemption price is equal to $10,000 per share (as adjusted for certain events), plus any accrued but unpaid dividends.

                           VOTING.  The holders of the Series E Preferred  Stock
are entitled to vote as a single class with the holders of common stock on an as-converted basis. As such, the holders of the Series E Preferred Stock are entitled to 100,000,000 votes at the annual meeting.

                           CONVERSION.  At the holder's  option,  the holders of
the Series E Preferred Stock may convert their shares of Series E Preferred Stock into common stock at a conversion rate of $0.001 per share (as adjusted for certain events). Upon conversion, all accrued but unpaid dividends will be forfeited. To the extent that there is an insufficient number of shares of common stock available, which has been the case since the Series E Preferred Stock was issued, then the conversion period will be extended by the number of days such shares of common stock were unavailable. As of March 19, 2002, the Company had 10 shares of Series E Preferred Stock outstanding, which are convertible into 100,000,000 shares of common stock.

         OPTIONS. As of March 19, 2002, the Company had outstanding options to purchase 4,216,138 shares of common stock at a weighted average exercise price of $0.17 per share. Of that total, options to purchase 1,389,834 shares of common stock were vested at a weighted average exercise price of $0.32 per share.

         WARRANTS. As of March 19, 2002, the Company had outstanding warrants to purchase 9,007,814 shares of common stock at a weighted average exercise price of $0.43 per share. These warrants become exercisable on the date on which the holder converts any Series B Preferred Stock into shares of common stock. Thereafter, the holder will have two years to exercise the warrants.

         CONTINGENT WARRANTS. Upon conversion of certain of the Series B Preferred Stock, the Company will be obligated to issue warrants to the holders of the Series B Preferred Stock. These warrants, assuming all eligible shares of Series B Preferred Stock are converted into common stock, would entitle the holders to purchase up to 4,600,000 shares of common stock at an exercise price of $0.10 per share.

         CONVERTIBLE DEBENTURES. As of March 19, 2002, the Company had issued Convertible Debentures in the original principal amount of $4,111,000. These Convertible Debentures are convertible into shares of common stock at a price equal to 75% of the average closing bid price of the Company's common stock for the five trading days immediately preceding conversion. If such conversion had taken place on March 19, 2002 then the holders of the Convertible Debentures would have received 604,558,824 shares of common stock. These Convertible

Debentures accrue interest at a rate of 4% per year and are convertible at the holder's option. These Convertible Debentures have a term of four years.

         TRANSFER AGENT AND REGISTRAR. American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock. Its address is 6201 Fifteeth Avenue, Brooklyn, New York 11219.

                                  OTHER MATTERS

         As of the date of this proxy statement, our Company knows of no business that will be presented for consideration at the meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to our Company will be voted in accordance with the recommendation of our Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.


                             INDEPENDENT ACCOUNTANTS

         The firm of Pricewaterhouse Coopers LLP served as our Company's independent accountants for Fiscal 2001 in connection with the review of the Form 10-QSBs. The Company has retained HJ & Associates, LLC to complete the audit of its financial statements for Fiscal 2001. Representatives of the firm will be available by telephone to respond to questions at the Annual Meeting of the Shareholders. These representatives will have an opportunity to make a statement if they desire to do so. The Company anticipates that HJ & Associates will serve as its independent accountants for Fiscal 2002.

         AUDIT FEES. The aggregate fees billed for professional services rendered was $80,750 for the audit of the Company's annual financial statements for the year ended December 31, 2000 and the reviews of the financial statements included in the Company's Forms 10-QSB for the 2001 fiscal year. The Company anticipates that the aggregate fees to be billed for the 2001 fiscal year audit will be approximately $35,000.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. None of the professional services described in Paragraphs (c)(4)(ii) of Rule 2-01 of Regulation S-X were rendered by the principal accountant for the year ended December 31, 2001.

         ALL OTHER FEES. Other than the services described above under the captions "Audit Fees," the aggregate fees billed for services rendered by the principal accountant was $15,500 for the year ended December 31, 2001. These fees related to the review of the Company's registration statements.

         The Company's Audit Committee took into consideration whether the provision of the services described above was for fiscal year 2001 and will be for fiscal year 2002 compatible with maintaining the principal accountant's independence.


                  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On December 11, 2001, Celerity Systems dismissed PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as its independent certified public accountant.

         PricewaterhouseCoopers' reports on Celerity's financial statements for each of the years ended December 31, 1999 and 2000, respectively, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the reports from PricewaterhouseCoopers for each of the two years ended December 31, 1999 and 2000, respectively, expressed substantial doubts about Celerity's ability to continue as a going concern.

         PricewaterhouseCoopers' dismissal was recommended and approved by Celerity's Audit Committee and Board of Directors.

         For each of the two years ended December 31, 1999 and 2000, and through December 11, 2001, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

         For each of the two years ended December 31, 1999 and 2000, and through December 11, 2001, PricewaterhouseCoopers did not advise Celerity of any of the matters identified in paragraph (a)(1)(iv)(B) of Item 304 of Regulation S-B.

         On December 11, 2001, Celerity engaged HJ & Associates, LLC as its principal accountant to audit Celerity's financial statements. Celerity did not consult HJ & Associates, LLC on any matters described in paragraph (a)(2)(i) or
(ii) of Item 304 of Regulation S-B since January 1, 2000 or any subsequent interim period prior to engaging HJ & Associates, LLC.

                             ADDITIONAL INFORMATION

         SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING. Shareholders interested in submitting a proposal for inclusion in the proxy materials for our 2003 Annual Meeting of the Shareholders may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, our Company's Secretary must receive shareholder proposals no later than November 20, 2002. Any shareholder proposals should be addressed to our Company's Secretary, 122 Perimeter Park Drive, Knoxville, Tennessee 37922.

         PROXY SOLICITATION COSTS. Our Company is soliciting the enclosed proxies. The cost of soliciting proxies in the enclosed form will be borne by our Company. Officers and regular employees of our Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. Our Company will, upon request, reimburse brokerage firms for their reasonable expenses in forwarding solicitation materials to the beneficial owners of stock.

         INCORPORATION BY REFERENCE. Certain financial and other information required pursuant to Item 13 of the Proxy Rules is incorporated by reference to the Company's Annual Report, which is being delivered to the shareholders with this proxy statement. In order to facilitate compliance with Rule 2-02(a) of Regulation S-X, one copy of the definitive proxy statement will include a manually signed copy of the accountant's report.

                               BY ORDER OF THE BOARD OF DIRECTORS



                               Kenneth D. Van Meter
                               Chief Executive Officer, President and Chairman of the Board of Directors

Knoxville, Tennessee
March 26, 2002

                             CELERITY SYSTEMS, INC.
                            122 Perimeter Park Drive
                         Knoxville, Tennessee 37922

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints David Leigh, as proxy, with full power of substitution, to represent the undersigned and to vote all shares of capital stock of Celerity Systems, Inc., which the undersigned would be entitled to vote if personally present and voting at the Annual Meeting of Shareholders to be held April 9, 2002, or any adjournment thereof, upon all matters coming before the meeting.


1. ELECTION OF DIRECTORS: The election of four directors: Kenneth D. Van Meter, Fenton Scruggs, David Hultquist and Edward Kidston, to hold office until the first annual meeting of shareholders following their election or appointment and until their successors have been duly elected and qualified.

                      FOR ALL                           WITHHOLD AUTHORITY                            FOR ALL, EXCEPT
               nominees listed above           to vote FOR ALL nominees listed above                       / /
                       / /                                    / /                              to withhold authority to vote,
                                                                                                  mark "FOR ALL, EXCEPT"

                                                                                          and write the Nominee's name on the line
                                                                                                         below

2. ONE-FOR-TWENTY REVERSE STOCK SPLIT: To approve an amendment to the Company's Certificate of Incorporation to effect a one-for-twenty reverse stock split of the Company's issued and outstanding common stock, whereby each twenty shares currently outstanding would thereafter represent a single share of stock. FOR AGAINST ABSTAIN


3. AMENDMENT TO ARTICLES OF INCORPORATION: To approve an amendment to the Company's Certificate of Incorporation to increase the authorized common stock to 250,000,000 shares of common stock.

             FOR                                AGAINST                              ABSTAIN
             / /                                  / /                                   / /




In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3.
                                          DATED:                   , 2002
                                                -------------------------

-------------------------------------     -------------------------------------
Print Name                                              Signature

-------------------------------------     -------------------------------------
Print Name, if held jointly                      Signature if held jointly

                                          Please date,  print and sign your name
                                          above.  When  shares are held by joint
                                          tenants,   both  should   sign.   When
                                          signing  as  attorney,   as  executor,
                                          administrator,  trustee  or  guardian,
                                          please  give full title as such.  If a
                                          corporation,   please   sign  in  full
                                          corporate  name by  President or other
                                          authorized  officer. If a partnership,
                                          please  sign  in  partnership  name by
                                          authorized person.

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

Board of Directors
Celerity Systems, Inc.
Knoxville, Tennessee

We have audited the accompanying balance sheet of Celerity Systems, Inc. as of December 31, 2001, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2001 financial statements referred to above present fairly, in all material respects, the financial position of Celerity Systems, Inc. as of December 31, 2001, and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has a working capital deficit of $1,279,995 and has suffered recurring losses from operations and net operating cash outflows that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




HJ & Associates, LLC
Salt Lake City, Utah
March 1, 2002